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                                 ABBOTT LABORATORIES

                          ACTIONS OF THE AUTHORIZED OFFICERS


     Pursuant to the authority granted by the Board of Directors of Abbott Laboratories ("Corporation") in its June 14, 1996 resolutions, the undersigned agree as follows:

     1. The Corporation shall issue $200,000,000 aggregate principal amount of the Corporation's 5.40% Notes due September 15, 2008 ("Notes").

     2. The Corporation shall issue and sell Notes to Goldman, Sachs & Co., ABN AMRO Incorporated, BancAmerica Securities, Inc., Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc. (collectively, "Underwriters") pursuant to an Underwriting Agreement dated December 4, 1996 and a Pricing Agreement dated September 10, 1998 ("Pricing Agreement") between the Corporation and the Underwriters, upon the terms and conditions set forth therein, to be issued under and in accordance with an Indenture dated as of October 1, 1993, between the Corporation and the Harris Trust and Savings Bank, as Trustee ("Trustee"), relating to the Corporation's Notes and other obligations ("Indenture").

     3. In addition to the other terms provided in the Indenture with respect to securities issued thereunder, all as more particularly described in the Pricing Agreement, the Prospectus and the Prospectus Supplement relating to the Notes and the form of Note referred to below, the Notes shall contain the following terms:

     (a)  The Notes shall be entitled "5.40% Notes due
     September 15, 2008";

     (b) The Notes shall be limited in aggregate principal amount to $200,000,000;

     (c) Interest shall be payable to the persons in whose names the Notes are registered at the close of business on the applicable Regular Record Date (as defined below);

     (d)  The principal of the Notes is payable on September 15, 2008;

     (e) The Notes shall bear interest at the rate of 5.40% per annum beginning September 15, 1998. Interest on the Notes will be payable semi-annually on the fifteenth day of March and September of each year (each an "Interest Payment Date"), commencing on March 15, 1999. Interest shall be paid to persons in whose names the Notes are registered on


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     the March 1 or September 1 preceding the Interest Payment Date (each a
     "Regular Record Date");

     (f) Payment of the principal of, and any premium and interest on, the Notes will be made at the office or agency of the Corporation maintained for that purpose in Chicago, Illinois;

     (g)  The Notes shall not be redeemable or repayable prior to maturity;

     (h)  The Notes shall not provide for any sinking fund;

     (i) The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof;

     (j) The payment of the principal of, and any premium and interest on, the Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts;

     (k) The payment of principal of, and any premium and interest on, the Notes shall not be determined with reference to an index or formula;

     (l) There shall be no optional currency or currency unit in which the payment of principal of, and any premium and interest on, the Notes shall be payable;

     (m)  Both Section 13.2 and 13.3 of the Indenture shall apply to the Notes;

     (n) The Notes shall be in the form of Book-Entry Securities as set forth in the Indenture;

     (o) The principal amount of the Notes shall be payable upon declaration of acceleration pursuant to Section 5.2 of the Indenture; and

     (p) The other terms and conditions of the Notes shall be substantially as set forth in the Indenture and in the Prospectus and the Prospectus Supplement relating to the Notes.

     4. The form of the Notes shall be substantially as attached hereto as EXHIBIT A.

     5. The price at which the Notes shall be sold by the Corporation to the Underwriters pursuant to the Pricing Agreement


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shall be 99.151% of the principal amount thereof, plus accrued interest, if any, from September 15, 1998 to the time of Delivery;

     6. The Notes initially will be offered to the public by the Underwriters at 99.801% of the principal amount thereof, plus accrued interest, if any, from September 15, 1998 to the time of Delivery;

     7. The execution and delivery of the Pricing Agreement, dated September 10, 1998, and substantially in the form attached hereto as EXHIBIT B, is hereby approved.

     8. Any officer of this Corporation is hereby authorized and empowered to execute the Notes of this Corporation in the form he or she deems appropriate, and to deliver such Notes to the Trustee with a written order directing the Trustee to have the Notes authenticated and delivered to such persons as such officer designates.

     9. The Harris Trust and Savings Bank is hereby designated and appointed as Paying Agent and Securities Registrar with respect to the Notes.


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Dated:    September 10, 1998

                                   Authorized Officers of
                                   Abbott Laboratories



                                   By /s/ Thomas C. Freyman
                                      ----------------------
                                      Name:  Thomas C. Freyman
                                      Title: Vice President and
                                             Treasurer


                                   By /s/ Gary P. Coughlan
                                      --------------------------
                                      Name:  Gary P. Coughlan
                                      Title: Senior Vice President,
                                             Finance and Chief
                                             Financial Officer

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